Exhibit No.: 10.10
To Form S-1 Registration Statement

INTELLECTUAL PROPERTY PROTECTION AGREEMENT

THIS INTELLECTUAL PROPERTY PROTECTION AGREEMENT (the “Protection Agreement”) is made effective as of January 28, 2014 (the “Effective Date”), by and between 3cREAMERS, LLC, a Texas limited liability company (the “3cR”), HARD ROCK SOLUTIONS, INC., a Texas corporation (“HRSI”), HARD ROCK SOLUTIONS, LLC, a Utah limited liability company (the “Company”), SUPERIOR DRILLING PRODUCTS, LLC, a Utah limited liability company (“Superior”), JAMES D. ISENHOUR, an individual (“Isenhour”) and TROY MEIER, an individual (“Meier”). 3cR, HRSI and the Company are sometimes referred to herein as the “Isenhour Companies” or singularly as an “Isenhour Company”. The Isenhour Companies, Superior, Isenhour and Meier are sometimes hereinafter referred to collectively as the “Parties” or individually as a “Party”.

WITNESSETH:

WHEREAS, Meier, and his wife, Annette Meier, are the owners of Superior Drilling Products, LLC, a Utah limited liability company (the “Buyer”);

WHEREAS, James D. Isenhour is the sole stockholder (“Isenhour”) of 3cR and of HRSI, which owns all of the issued and outstanding membership interests of the Company (“Interests”);

WHEREAS, it is contemplated that Buyer will purchase from HRSI and HRSI will sell to Buyer the Interests pursuant to that certain Membership Interest Purchase Agreement between HRSI, the Company, Isenhour and Buyer (the “MIPA”);

WHEREAS, in connection with the MIPA, HRSI will transfer certain assets and certain patents and a trademark (the “Patents and Mark”) to the Company;

WHEREAS, 3cR currently owns all such Patents and Mark and in connection with the MIPA, has agreed to transfer and assign the Patents and Mark to HRSI on or prior to the execution of the MIPA;

WHEREAS, in order to further facilitate the successful procurement of patents and the transactions contemplated by the MIPA, Isenhour and Meier have on even date herewith assigned and transferred all of each’s one-half (1/2) interest as an inventor in (i) United States Patent Application Serial No. 13/644,218 filed with the U.S. Patent & Trademark Office entitled “Well Bore Conditioning System” which was filed on October 3, 2012, published on July 18, 2013 as Publication No. 2013/0180779 and which relies upon provisional Application No. 61/566,079 and 61/542,601 for priority (“the 218 Application”) and (ii) Patent Cooperation Treaty Application No. PCT/US12/58573, filed on October 3, 2012, International Publication No. WO 2013/052554, which claims the benefit of United States Patent Application Serial No. 13/644,218 (the “PCT Application”) and all patent applications relying upon that PCT Application including but not limited to applications for patents in Argentina (collectively, the “PCT/US12/58573 Application”) to 3cR (the “3cR Assignment”);

WHEREAS, in consideration of the transactions contemplated by the MIPA, Isenhour and Meier have also assigned and transferred all of each’s one-half (1/2) interest as an inventor in (i) United States Patent Application Serial No. 14/018,066 filed with the U.S. Patent & Trademark Office entitled “Low Friction, Abrasion Resistant Replaceable Bearing Surface” which was filed on September 4, 2013, and which relies upon provisional Application No. 61/696,738 for priority (“the 066 Application”) and (ii) Patent Cooperation Treaty Application No. PCT/US2013/58037, filed on September 4, 2013, which claims the benefit of United States Patent Application Serial No. 14/018,066 (the “PCT Application”) and all patent applications relying upon that PCT Application (collectively, the “PCT/US2013/58037 Application”) to Superior (the “Superior Assignment”);

WHEREAS, the 3cR Assignment and the Superior Assignment are in exchange for and contingent upon the Parties entering into this Protection Agreement;

WHEREAS, the 218 Application and the PCT/US12/58573 Application shall be collectively referred to hereinafter as the “Well Bore IP” and the 066 Application and the PCT/US2013/58037 Application shall be collectively referred to hereinafter as the “Low Friction IP”;

WHEREAS, 3cR owns title to the Well Bore IP and Superior owns title to the Low Friction IP;

WHEREAS, 3cR has further agreed to transfer and assign the Patents and Mark, including the Well Bore IP, to HRSI on or prior to the execution of the MIPA;

WHEREAS, upon the occurrence of the Escrow Signing Date, as such term is defined in the MIPA, HRSI will transfer the Patents and Mark, including the Well Bore IP, to the Company; and

WHEREAS, this Protection Agreement shall govern, among other things, the time period during which any of the Isenhour Companies shall own the Well Bore IP, and the time period prior to the closing of the MIPA, as fully contemplated therein (the “MIPA Closing”) during which Superior shall own the Low Friction IP;

NOW, THEREFORE, for and in consideration of the payment of $10.00, the mutual covenants and conditions contained herein, and other good and valuable consideration, the receipt, adequacy and sufficiency of which are hereby acknowledged, the Parties hereto do hereby agree as follows:

1.          The 3cR Assignment:

a.           Protection of Well Bore IP.          During any time that any of the Isenhour Companies own or hold title to the Well Bore IP, the Isenhour Companies, jointly and severally, shall utilize commercially reasonable best efforts to prosecute and maintain the patent applications and/or subsequent patents pertaining to the Well Bore IP. In addition, the Isenhour Companies, jointly and severally, agree not to do any of the following:

i.            enter into any sale, lease, transfer, pledge, license, security interest, or any subjection that may create a lien or encumbrance of any kind on the Well Bore IP;

ii.         enter into any agreement, arrangement, assignment or other commitments, including but not limited to a license agreement with respect to the Well Bore IP; and

iii.         not alter, change, modify, improve or take any similar action with respect to the Well Bore IP.

Notwithstanding anything to the contrary contained herein, the Isenhour Companies may assign and transfer the Well Bore IP to other Isenhour Companies or to the Buyer as contemplated herein and in the MIPA.

b.           Re-conveyance to Meier. In the event either (i) the MIPA is terminated pursuant to Article VIII thereof or (ii) the MIPA Closing does not occur on the Closing Date, or the Extended Closing Date, if applicable, the Isenhour Companies hereby agree that a one-half (1/2) interest in the Well Bore IP shall automatically be conveyed back to Meier by the Isenhour Company then holding title thereto. In such event, such Isenhour Company shall execute and deliver an assignment, in substantially the same form as Meier used to convey such Well Bore IP to 3cR, and any other documents reasonably necessary or required in order to re-convey a one-half (1/2) interest in the Well Bore IP to Meier.

c.           Acknowledgement. The Isenhour Companies hereby acknowledge and agree that Meier transferred and assigned the Well Bore IP to 3cR as a convenience to all of the parties to the MIPA and to the U.S. Patent & Trademark Office, and but for this Protection Agreement, would not have so entered into the 3cR Assignment.

2.          The Superior Assignment:

a.           Protection of Low Friction IP. During the time period between the Effective Date and the MIPA Closing that Superior owns or holds title to the Low Friction IP, Superior shall utilize commercially reasonable best efforts to prosecute and maintain the patent applications and/or subsequent patents pertaining to the Low Friction IP. In addition, Superior, agrees not to do any of the following:

i.            enter into any sale, lease, transfer, pledge, license, security interest, or any subjection that may create a lien or encumbrance of any kind on the Low Friction IP;

ii.         enter into any agreement, arrangement, assignment or other commitments, including but not limited to a license agreement with respect to the Low Friction IP; and

iii.         not alter, change, modify, improve or take any similar action with respect to the Low Friction IP.

Notwithstanding anything to the contrary contained herein, upon the MIPA Closing, Isenhour hereby agrees that Superior shall freely own the Low Friction IP without any of the above stated restrictions.

b.           Re-conveyance to Isenhour. In the event either (i) the MIPA is terminated pursuant to Article VIII thereof or (ii) the MIPA Closing does not occur on the Closing Date, or the Extended Closing Date, if applicable, Superior hereby agrees that a one-half (1/2) interest in the Low Friction IP shall automatically be conveyed back to Isenhour by Superior. In such event, Superior shall execute and deliver an assignment, in substantially the same form as Isenhour used to convey such Low Friction IP to Superior, and any other documents reasonably necessary or required in order to re-convey a one-half (1/2) interest in the Low Friction IP to Isenhour.

c.           Acknowledgement. Superior hereby acknowledges and agrees that Isenhour transferred and assigned the Low Friction IP to Superior as consideration for the contemplated MIPA Closing, and but for this Protection Agreement, would not have so entered into the Superior Assignment.

3.          Termination. SUBJECT TO APPLICABLE PROVISIONS HEREIN, The Parties hereby acknowledge and agree that this Protection Agreement shall immediately terminate and have no further force and effect upon the MIPA Closing.

4.          Breach; Equitable Relief. If any of the Isenhour Companies commits a breach, or overtly threatens to commit a breach, of any of the provisions of Section 1, Meier shall have the right and remedy to obtain preliminary, temporary or permanent mandatory or restraining injunctions, orders or decrees as may be necessary to protect Meier or any of his affiliates and to have the provisions of Section 1 of this Protection Agreement specifically enforced by any court having jurisdiction, it being acknowledged and agreed that any such breach or threatened breach may cause immediate irreparable injury and continuing damage to Meier and his affiliates, the exact amount of which would be difficult to ascertain. Further, the Isenhour Companies acknowledge and agree that money damages will not provide an adequate remedy, and that Meier shall be entitled to temporary or permanent injunctive relief. If Superior commits a breach, or overtly threatens to commit a breach, of any of the provisions of Section 2, Isenhour shall have the right and remedy to obtain preliminary, temporary or permanent mandatory or restraining injunctions, orders or decrees as may be necessary to protect Isenhour or any of his affiliates and to have the provisions of Section 2 of this Protection Agreement specifically enforced by any court having jurisdiction, it being acknowledged and agreed that any such breach or threatened breach may cause immediate irreparable injury and continuing damage to Isenhour and his affiliates, the exact amount of which would be difficult to ascertain. Further, Superior acknowledges and agrees that money damages will not provide an adequate remedy, and that Isenhour shall be entitled to temporary or permanent injunctive relief. If a bond is required to be posted in order for either Party mentioned in this Section 4 to secure an injunction, the Parties stipulate that a bond in the amount of $1,000 would be sufficient in all circumstances to protect the rights of such Party. The rights and remedies enumerated above shall be independent, and in addition to, and not in lieu of, any other rights and remedies available to the Parties at law or in equity.

5.          Governing Law. This Protection Agreement shall be governed by and construed and interpreted in accordance with the laws of the State of Colorado. All disputes, controversies or differences which may arise out of, in relation to, or in connection with this Protection Agreement or the breach thereof shall, unless settled by mutual consultation in good faith, be finally settled in the state or federal courts located in Denver County, Colorado. Each Party reserves the right to pursue injunctive relief or other equitable remedies in a court of competent jurisdiction in connection with any breach of the terms of this Protection Agreement.

6.          Severability. Whenever possible, each provision of this Protection Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Protection Agreement shall be prohibited by or invalid under applicable law, such provisions shall be ineffective to the extent of such provision or invalidity only, without invalidating the remainder of such provision or the remaining provisions of this Protection Agreement.

7.          Waiver. No failure by any Party hereto at any time to give notice of any breach by another Party of, or to require compliance with, any condition or provision of this Protection Agreement shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time.

8.          Assignment. Neither this Protection Agreement nor any interest herein may be assigned by any Party hereto except as specifically contemplated and required by the MIPA or herein.

9.          Modification; Entire Agreement. No modification or amendment of any provisions of this Protection Agreement shall be effective unless such modification or amendment shall be in writing and signed by the Parties. This Protection Agreement constitutes the sole and entire agreement of the Parties hereto with respect to the matters covered hereby and supersedes all prior negotiations and written, oral or implied representations, warranties, commitments, agreements and understandings between or among the Parties with respect to such matters.

10.         Notice. All notices, demands, consents or other communications required or permitted hereunder shall be in writing and shall be deemed to have been given when personally delivered or sent by registered or certified mail, return receipt requested, postage prepaid, addressed as follows:

If to 3cR:

3cReamers, LLC
c/o James D. Isenhour and Julia Isenhour
4817 Country Farms Drive
Windsor, Colorado 80528

If to Isenhour or the Isenhour Companies:

James D. Isenhour and Julia Isenhour
4817 Country Farms Drive
Windsor, Colorado 80528

If to Superior:

Superior Drilling Products
Attn: Troy Meier
2221 N. 3250 W.
Vernal, Utah 84078

If to Meier:

2221 N. 3250 W.
Vernal, Utah 84078

or to such other person and place as a Party shall furnish by notice to the other Parties hereto if given in the manner required above. Any notice, demand, consent or other communication given hereunder in the manner required above shall be deemed to have been effected and received as of the date hand delivered or, if mailed, three days after the date so mailed.

11.         Multiple Counterparts; Headings. This Protection Agreement may be executed in multiple counterparts, each of which will be an original, but all of which together will constitute one and the same instrument. For purposes of the Protection Agreement and all documents, instruments and agreements executed in connection herewith, facsimile or electronic signatures shall be deemed to be original signatures. In addition, if any Party executes facsimile or electronic copies of this Protection Agreement or any documents, instruments of agreements executed in connection herewith, such copies shall be deemed originals. The section headings contained in this Protection Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Protection Agreement.

12.         Drafting. Both Parties hereto acknowledge that each Party was actively involved in the negotiation and drafting of this Protection Agreement and that no law or rule of construction shall be raised or used in which the provisions of this Protection Agreement shall be construed in favor or against either Party hereto because one is deemed to be the author thereof.

IN WITNESS WHEREOF the Parties hereto have executed this Protection Agreement as of the date and year first above written.

MEIER:

/s/ Troy Meier
TROY MEIER, an individual

ISENHOUR:

/s/ James D. Isenhour
JAMES D. ISENHOUR, an individual

3cR:

3cREAMERS, LLC

By:	/s/ James D. Isenhour
James D. Isenhour, President

HRSI:

HARD ROCK SOLUTIONS, INC.

By:	/s/ James D. Isenhour
James D. Isenhour, President

Company:

HARD ROCK SOLUTIONS, LLC

By:	/s/ James D. Isenhour
James D. Isenhour, President

Superior:

SUPERIOR DRILLING PRODUCTS, LLC

By:	/s/ Troy Meier
Troy Meier, President

THE UNDERSIGNED ARE EXECUTING THIS PROTECTION AGREEMENT IN ORDER TO EVIDENCE THEIR AGREEMENT TO UNEQUIVOCALLY AND IRREVOCABLY GUARANTEE THE COVENANTS AND OBLIGATIONS OF EACH OF THE ISENHOUR COMPANIES AND SUPERIOR, RESPECTIVELY.

On behalf of the Isenhour Companies:

/s/ James D. Isenhour
JAMES D. ISENHOUR, an individual

On behalf of Superior:

/s/ Troy Meier
TROY MEIER, an individual